Exhibit 4.3

JOHN DEERE OWNER TRUST 20[__]

TRUST AGREEMENT

between

JOHN DEERE RECEIVABLES LLC

Depositor

and

[__]

Owner Trustee

Dated as of [__], 20[__]

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	Article IV

	Actions by Owner Trustee

Section 4.01	Prior Notice to Owner with Respect to Certain Matters	10
Section 4.02	Action by the Owner with Respect to Certain Matters	11
Section 4.03	Action by the Owner with Respect to Bankruptcy	11
Section 4.04	Restrictions on the Owner’s Power	11

	Article V

	Application of Trust Funds; Certain Duties

Section 5.01	Establishment of Certificate Distribution Account	12
Section 5.02	Application of Trust Funds	12
Section 5.03	Method of Payment	13
Section 5.04	No Segregation of Monies; No Interest	13
Section 5.05	Accounting and Reports to the Owner, the Internal Revenue Service and Others	13

	Article VI

	Authority and Duties of Owner Trustee

Section 6.01	General Authority	14
Section 6.02	General Duties	14
Section 6.03	Action upon Instruction	15
Section 6.04	No Duties Except as Specified in This Agreement or in Instructions	15
Section 6.05	No Action Except Under Specified Documents or Instructions	16
Section 6.06	Restrictions	16
	Article VII

	Concerning the Owner Trustee

Section 7.01	Acceptance of Trusts and Duties	16
Section 7.02	Furnishing of Documents	19
Section 7.03	Representations and Warranties	20
Section 7.04	Reliance; Advice of Counsel	20
Section 7.05	Not Acting in Individual Capacity	21
Section 7.06	Owner Trustee Not Liable for Certificate or Receivables	21
Section 7.07	Owner Trustee May Own Notes	21

	Article VIII

	Compensation of Owner Trustee

Section 8.01	Owner Trustee’s Fees and Expenses	21

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TRUST AGREEMENT, dated as of [__], 20[__], between John Deere Receivables LLC, a Nevada limited liability company, as Depositor, and [__], a [__], as Owner Trustee.

Article I

Definitions

Section 1.01               Capitalized Terms. For all purposes of this Agreement, the following terms shall have the meanings set forth below:

“Administration Agreement” shall mean the Administration Agreement to be dated as of [__], 20[__], among the Administrator, the Trust and the Indenture Trustee, as the same may be amended, modified or supplemented from time to time.

“Administrator” shall mean John Deere Capital Corporation, a Delaware corporation, or any successor Administrator under the Administration Agreement.

“Agreement” shall mean this Trust Agreement, as the same may be amended and supplemented from time to time.

“Basic Documents” shall mean the Purchase Agreement, the Sale and Servicing Agreement, the Indenture, the Administration Agreement, the Depository Agreement, the Asset Representations Review Agreement and the other documents and certificates delivered in connection therewith.

“Certificate” shall mean a certificate evidencing the beneficial interest of the Owner in the Trust, substantially in the form attached hereto as Exhibit A.

“Certificate Distribution Account” shall have the meaning assigned to such term in Section 5.01.

“Certificate of Trust” shall mean the Certificate of Trust in the form of Exhibit B to be filed for the Trust pursuant to Section 3810(a) of the Trust Statute.

“Certificate Register” and “Certificate Registrar” shall mean the register mentioned and the registrar appointed pursuant to Section 3.04.

“Certificateholder” shall mean the Depositor.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Corporate Trust Office” shall mean, (i) with respect to the Owner Trustee, the corporate trust office of the Owner Trustee located at [__], Attention: [__]; or at such other address as the Owner Trustee may designate by notice to the Owners and the Depositor, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor owner trustee will notify the Owners and the Depositor) and (ii) means with respect to the Paying Agent and the Certificate Registrar, the office [of the Indenture Trustee at which at any particular time its corporate trust business shall be administered which office at the date of the execution of this

Agreement is] located at [__], Attention: [__], facsimile No.: [__], or at such other address as the Paying Agent and the Certificate Registrar may designate from time to time by notice to the Owners and the Depositor, or the corporate trust office of any successor Paying Agent or the Certificate Registrar (the address of which the successor paying agent and the certificate registrar will notify the Owners and the Depositor).

“Depositor” shall mean John Deere Receivables LLC, in its capacity as Depositor hereunder.

“Depository Agreement” shall mean the agreement executed by the Trust and delivered to The Depository Trust Company, dated on or about the Closing Date, substantially in the form of Exhibit C to the Indenture.

“Expenses” shall have the meaning assigned to such term in Section 8.02.

“Indenture” shall mean the Indenture, to be dated as of [__], 20[__], between the Trust and the Indenture Trustee, as the same may be amended and supplemented from time to time.

“Indenture Trustee” shall mean [__], not in its individual capacity but solely as Indenture Trustee under the Indenture.

“JDCC” shall mean John Deere Capital Corporation, a Delaware corporation.

“Owner” shall mean the Certificateholder.

“Owner Trust Estate” shall mean all right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to Article II of the Sale and Servicing Agreement, all funds on deposit from time to time in the Trust Accounts and the Certificate Distribution Account and all other property of the Trust from time to time, including any rights of the Owner Trustee and the Trust pursuant to the Sale and Servicing Agreement and the Administration Agreement.

“Owner Trustee” shall mean [__] a [__], not in its individual capacity but solely as owner trustee under this Agreement, and any successor Owner Trustee hereunder.

“Paying Agent” shall mean any paying agent or co-paying agent appointed pursuant to Section 3.09 and shall initially be [__], a [__].

“Purchase Agreement” shall mean the Purchase Agreement, to be dated as of [__], 20[__], between JDCC and the Depositor, as the same may be amended, modified or supplemented from time to time.

“Record Date” shall mean, with respect to any Payment Date, the close of business on the last day of the calendar month immediately preceding the calendar month in which the Payment Date occurs.

“Representatives” shall mean [__] and [__], in their capacity as the representatives under the Underwriting Agreement.

“Responsible Officer” shall mean, with respect to the Owner Trustee, any officer within the Corporate Trust Office of the Owner Trustee who shall have direct responsibility for the administration of the Trust Agreement and the other Basic Documents on behalf of the Owner Trustee, including any Vice President, Assistant Vice President, Assistant Treasurer, Assistant Secretary, or any other officer of the Owner Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Sale and Servicing Agreement” shall mean the Sale and Servicing Agreement among the Trust, the Depositor, as seller, and JDCC, as servicer, to be dated as of [__], 20[__], as the same may be amended, modified or supplemented from time to time.

“Secretary of State” shall mean the Secretary of State of the State of Delaware.

“Treasury Regulations” shall mean regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trust” shall mean the trust established by this Agreement.

“Trust Company” shall mean [__].

“Trust Statute” shall mean Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section 3801 et seq., as the same may be amended from time to time.

“Underwriting Agreement” shall mean the Underwriting Agreement dated [__], 20[__], among JDCC, the Depositor and the Representatives, each on their own behalf and as representatives of the underwriters set forth on the signature pages thereto.

Section 1.02                Other Definitional Provisions.

(a)           Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Sale and Servicing Agreement or, if not defined therein, in the Indenture.

(b)           All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(c)           As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles in the United States. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles in the United States, the definitions contained in this Agreement or in any such certificate or other document shall control.

(d)           The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; Section and Exhibit references contained in this Agreement are references to Sections and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

(e)           The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

Article II

Organization

Section 2.01               Name. The Trust created hereby shall be known as “John Deere Owner Trust 20[__]” in which name the Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

Section 2.02               Office. The office of the Trust shall be in care of the Owner Trustee at the Corporate Trust Office or at such other address as the Owner Trustee may designate by written notice to the Owners and the Depositor.

Section 2.03               Purposes and Powers. The purpose of the Trust is to engage in the following activities:

(a)           to issue the Notes pursuant to the Indenture and to sell the Notes upon the written order of the Depositor, and pursuant to this Agreement to issue a Certificate to the Depositor upon the written order of the Depositor;

(b)           with the proceeds of the sale of the Notes and the issuance of the Certificate, to pay the Depositor the amounts owed pursuant to Section 2.01 of the Sale and Servicing Agreement, by directing the Representatives to wire transfer such proceeds in accordance with instructions received from the Depositor;

(c)           with the proceeds from capital contributions from the Depositor, to pay organizational and transactional expenses of the Trust;

(d)           to assign, grant, transfer, pledge, mortgage and convey the Trust Estate (as defined in the Indenture) pursuant to the Indenture and to hold, manage and distribute to the Owner pursuant to the terms of the Sale and Servicing Agreement any portion of the Trust Estate released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

(e)           to enter into and perform its obligations under the Basic Documents to which it is to be a party;

(f)           to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

(g)           subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Owner Trust Estate and the making of distributions to the Owner and the Noteholders.

The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the Basic Documents.

Section 2.04               Appointment of Owner Trustee. The Depositor hereby appoints the Owner Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein. [[__] will perform its duties as Owner Trustee hereunder through its Corporate Trust Services division, if any (which division shall include, as applicable, any agents or affiliates utilized by the Owner Trustee).]

Section 2.05               Initial Capital Contribution of Trust Estate. In accordance with Section 3802(a) of the Statutory Trust Act, the Depositor has not made, and is not required to make, a contribution to the Trust. The Depositor shall pay organizational expenses of the Trust as they may arise or shall, upon the request of the Owner Trustee, promptly reimburse the Owner Trustee for any such expenses paid by the Owner Trustee.

Section 2.06               Declaration of Trust. The Owner Trustee hereby declares that it will hold the Owner Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the Owner, subject to the obligations of the Trust under the Basic Documents. It is the intention of the parties hereto that the Trust constitute a statutory trust under the Trust Statute and that this Agreement constitute the governing instrument of such statutory trust. The Owner Trustee is hereby authorized and directed to execute the Certificate of Trust and return such Certificate of Trust to the Depositor for filing with the Secretary of State. It is the intention of the parties that the Trust will be disregarded as an entity separate from the Owner for U.S. federal income tax purposes as provided by Treasury Regulation Section 301.7701-3(b)(1)(ii). In the event, however, that during its term the Trust has more than one beneficial owner or member, then the parties agree, for U.S. federal income tax purposes, to treat the Trust as a partnership and to take no action inconsistent with the treatment of the Trust as a partnership. In such event, the parties agree that, unless otherwise required by appropriate tax authorities, the Trust will elect to be treated as a partnership and will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as a partnership for such tax purposes and in accordance with Section 5.05 herein. Effective as of the date hereof, the Owner Trustee shall have all rights, powers and duties set forth herein and in the Trust Statute with respect to accomplishing the purposes of the Trust. In no event shall the Trust elect to be treated as an association taxable as a corporation.

Section 2.07               Liability of the Owner.

(a)           The Depositor shall be liable directly to and will indemnify the injured party for all losses, claims, damages, liabilities and expenses of the Trust (including Expenses, to the extent not paid out of the Owner Trust Estate) to the extent that the Depositor would be liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Depositor were a general partner; provided, however, that the Depositor shall not be liable for any losses incurred by a Certificateholder in the capacity of an investor in the Certificate or a Noteholder in the capacity of an investor in the Notes. In addition, any third-party creditors of the Trust (other than in connection with the obligations described in the preceding proviso, for which the Depositor shall not be liable) shall be deemed third-party beneficiaries of this paragraph. The obligations of the Depositor under this paragraph shall be evidenced by the Certificate described in Section 3.10.

(b)           The Owner, other than to the extent set forth in paragraph (a), shall not have any personal liability for any liability or obligation of the Trust.

Section 2.08               Title to Trust Property. Legal title to all the Owner Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Owner Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Owner Trustee, a co-trustee and/or a separate trustee, as the case may be.

Section 2.09               Situs of Trust. The Trust will be located in the State of Delaware. All bank accounts maintained by the Owner Trustee on behalf of the Trust shall be located in the State of Delaware. The Trust shall not have any employees in any State other than Delaware; provided, however, that nothing herein shall restrict or prohibit the Owner Trustee from having employees within or without the State of Delaware.

Section 2.10               Representations and Warranties of the Depositor. The Depositor hereby represents and warrants to the Owner Trustee that:

(a)           the Depositor is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Nevada, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted;

(b)           the Depositor is duly qualified to do business as a limited liability company in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the failure to so qualify or to obtain such license or approval would render any Receivable unenforceable that would otherwise be enforceable by the Depositor, the Sub-Servicer or the Owner Trustee;

(c)           the Depositor has the power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust and the Depositor shall have duly authorized such sale and assignment and deposit to the Trust by all necessary limited liability company action; and the execution, delivery and performance of this Agreement has been duly authorized by the Depositor by all necessary limited liability company action; and

(d)           the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of organization or limited liability company agreement of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the best of the Depositor’s knowledge, any order, rule or regulation applicable to the Depositor of any court or of any Federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

Article III

Certificate and Transfer of Interests

Section 3.01               Initial Ownership. Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.05 and until the termination of the Trust, the Depositor shall be the sole beneficiary of the Trust.

Section 3.02              The Certificate. The Certificate shall be issued in a registered, definitive, physical certificate substantially in the form of Exhibit A. The Certificate shall be indivisible and represent one hundred percent (100%) of the beneficial interest in the Trust. The Certificate shall be executed on behalf of the Trust by manual or facsimile signature of a Trust Officer of the Owner Trustee. The Certificate bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall, when authenticated pursuant to Section 3.03, be validly issued and entitled to the benefits of this Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of the Certificate or did not hold such offices at the date of authentication and delivery of the Certificate.

Section 3.03               Authentication of the Certificate. Concurrently with the initial sale of the Receivables to the Trust pursuant to the Sale and Servicing Agreement, the Owner Trustee shall cause the Certificate to be executed on behalf of the Trust, authenticated and delivered to the Depositor. The Certificate shall not entitle its holder to any benefit under this Agreement, or be valid for any purpose, unless there shall appear on such Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Owner Trustee or the Owner Trustee’s authentication agent, by manual signature; such authentication shall constitute conclusive evidence that such Certificate shall have been duly authenticated and delivered hereunder. The Certificate shall be dated the date of its authentication.

Section 3.04              Exchange of the Certificate. The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.08, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Owner Trustee shall provide for the registration of the Certificate and of exchanges of the Certificate as herein provided. [__] shall be the initial Certificate Registrar.

At the option of the Certificateholder, the Certificate may be exchanged for other Certificates representing the same undivided beneficial interest in the Trust upon surrender of the Certificate to be exchanged at the office or agency maintained pursuant to Section 3.08.

Every Certificate presented or surrendered for exchange shall be accompanied by a written instrument of exchange in a form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Certificateholder or its attorney duly authorized in writing. Each Certificate surrendered for registration of exchange shall be cancelled and subsequently disposed of by the Owner Trustee in accordance with its customary practice.

No service charge shall be made for any registration of transfer or exchange of the Certificate, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of the Certificate.

No transfer of a Certificate or any interest therein shall be made unless the holder of such Certificate shall have first surrendered such Certificate to the Certificate Registrar for registration of transfer, or if such Certificate shall have been mutilated, destroyed, lost or stolen, the holder of such Certificate shall first comply with Section 3.05 hereof.

Section 3.05              Mutilated, Destroyed, Lost or Stolen Certificate. If (a) any mutilated Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there shall be delivered to the Certificate Registrar and the Owner Trustee such security or indemnity as may be required by them to hold each of them harmless, then in the absence of notice that such Certificate shall have been acquired by a protected purchaser, the Owner Trustee on behalf of the Trust shall execute and the Owner Trustee, or the Owner Trustee’s authenticating agent, shall authenticate and deliver, in exchange for, or in lieu of, any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and denomination. In connection with the issuance of any new Certificate under this Section, the Owner Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute conclusive evidence of an ownership interest in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 3.06               Persons Deemed Owners. The Owner Trustee or the Certificate Registrar or any Paying Agent may treat the Person in whose name any Certificate shall be registered in the Certificate Register as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.02 and for all other purposes whatsoever, and none of the Owner Trustee, the Certificate Registrar or any Paying Agent shall be bound by any notice to the contrary.

Section 3.07               Access to Certificateholder’s Name and Address. The Owner Trustee shall furnish or cause to be furnished to the Servicer and the Depositor, within 15 days after receipt by the Owner Trustee of a request therefor from the Servicer or the Depositor in writing, the name and address of the Certificateholder as of the most recent Record Date.

Section 3.08               Maintenance of Office or Agency. The Owner Trustee shall maintain an office or offices or agency or agencies where the Certificate may be surrendered for registration of exchange and where notices and demands to or upon the Owner Trustee in respect of the Certificate and the Basic Documents may be served. The Owner Trustee initially designates the Corporate Trust Office of the Certificate Registrar as the office where the Certificate may be surrendered for exchange or transfer. The Owner Trustee shall give prompt written notice to the Depositor and to the Certificateholder of any change in the location of the Certificate Register or any such office or agency.

Section 3.09              Appointment of Paying Agent. The Paying Agent shall make distributions to the Certificateholder from the Certificate Distribution Account pursuant to Section 5.02 and shall report the amounts of such distributions to the Owner Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Certificate Distribution Account for the purpose of making the distributions referred to above. The Owner Trustee may revoke such power and remove the Paying Agent if the Owner Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent shall initially be [__], and any co-paying agent chosen by the Paying Agent and acceptable to the Owner Trustee. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days’ written notice to the Owner Trustee and the Depositor. In the event that [__] shall no longer be the Paying Agent, the Owner Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company). The Owner Trustee shall cause such successor Paying Agent or any additional Paying Agent appointed by the Owner Trustee to execute and deliver to the Owner Trustee an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Owner Trustee that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Certificateholder in trust for the benefit of the Certificateholder until such sums shall be paid to the Certificateholder. The Paying Agent shall return all unclaimed funds to the Owner Trustee (subject to applicable escheatment laws) and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Owner Trustee. The provisions of Sections 7.01 and 7.04 hereof and Section 6.07 of the Indenture shall apply to [__] or any affiliate thereof in its role as Paying Agent or Certificate Registrar for so long as [__] or any affiliate thereof shall act as Paying Agent or Certificate Registrar, and to the extent applicable, to any other certificate registrar or paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

Section 3.10              Depositor as Certificateholder. On the Closing Date, the Depositor shall acquire the Certificate representing the undivided beneficial interest in the Trust and, thereafter, shall retain beneficial and record ownership of the Certificate representing such undivided beneficial interest in the Trust. Any attempted transfer of any Certificate that would reduce such interest of the Depositor shall be void. The Owner Trustee shall cause any Certificate issued to the Depositor to contain a legend stating “THIS CERTIFICATE IS NOT TRANSFERABLE”.

Section 3.11              Non-transferability of the Certificate(s). To the fullest extent permitted by law, notwithstanding anything herein to the contrary, the Certificate is not transferable and shall remain registered in the name of John Deere Receivables LLC.

Section 3.12              Regarding the Certificate. Each Certificateholder, by its acceptance of a Certificate issued hereunder, represents that it has, independently and without reliance on the Owner Trustee or any other Person, and based on such documents and information as it has deemed appropriate, made its own investment decision in respect of the Certificate. Each Certificateholder also represents that it will, independently and without reliance on the Owner Trustee or any other Person, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement and in connection with the Certificate. Except for notices, reports and other documents expressly required to be furnished to the Certificateholders by the Owner Trustee hereunder, the Owner Trustee shall not have any duty or responsibility to provide any Certificateholder with any other information concerning the transactions contemplated hereby, the Trust, the Depositor or any other parties hereto or to any related documents which may come into the possession of the Owner Trustee or any of its officers, directors, employees, agents, representatives or attorneys-in-fact.

Section 3.13              Restrictions on Note Acquisitions. Neither a member of any “expanded group” (as defined in Treasury Regulation Section 1.385-1(c)(4)) that includes the Trust or a beneficial owner of a Certificate nor a “controlled partnership” (as defined in Treasury Regulation Section 1.385-1(c)(1)) of such expanded group shall acquire any Notes from the Trust, any Affiliate, or through the marketplace prior to obtaining an Opinion of Counsel stating that (i) the acquisition or reacquisition of such Note will not cause the Trust, initially upon such acquisition or subsequent to the acquisition, to be classified as an association or publicly traded partnership treated as a corporation for federal income tax purposes and will not cause the Note to be recharacterized as stock pursuant to Treasury Regulations under section 385 of the Code. The preceding sentence shall not apply to (i) any U.S. corporate member of the same U.S. corporate affiliated group (as defined in Section 1504 of the Code) filing a consolidated federal income tax return that includes the Trust or every applicable beneficial owner of a Certificate (the “Trust Consolidated Group”) or (ii) a partnership all of the partners of which are U.S. corporate members of the Trust Consolidated Group. No member of any “expanded group” that includes the Trust or a beneficial owner of a Certificate (as defined in Treasury Regulation Section 1.385-1(c)(4)) or “controlled partnership” of such expanded group (as defined in Treasury Regulation Section 1.385-1(c)(1)) shall transfer any Notes outside the expanded group prior to obtaining an Opinion of Counsel stating that the transfer of such Note will not cause the Trust to be classified as an association or publicly traded partnership treated as a corporation for federal income tax purposes and will not cause the Note to be recharacterized as stock pursuant to Treasury Regulations under section 385 of the Code.

Article IV

Actions by Owner Trustee

Section 4.01               Prior Notice to Owner with Respect to Certain Matters. With respect to the following matters, the Owner Trustee shall not take action unless at least 30 days before the taking of such action, the Owner Trustee shall have notified the Certificateholder in writing of the proposed action and the Owner shall not have notified the Owner Trustee in writing prior to the 30th day after such notice is given that the Owner has withheld consent or provided alternative direction:

(a)          the initiation of any claim or lawsuit by the Trust (other than an action to collect on a Receivable) and the compromise of any action, claim or lawsuit brought by or against the Trust (other than an action to collect on a Receivable);

(b)           the election by the Trust to file an amendment to the Certificate of Trust;

(c)           the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is required;

(d)           the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any Noteholder is not required and such amendment materially adversely affects the interest of the Owner;

(e)           the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner that would not materially adversely affect the interests of the Owner; or

(f)            the appointment pursuant to the Indenture of a successor Note Registrar, Paying Agent or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar, or the consent to the assignment by the Note Registrar, Paying Agent or Indenture Trustee or Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable.

Section 4.02               Action by the Owner with Respect to Certain Matters. The Owner Trustee shall not have the power, except upon the written direction of the Owner and the Holders of not less than a majority of the Outstanding Amount of the Notes, to (a) remove the Administrator under the Administration Agreement pursuant to Section 8 thereof, (b) appoint a successor Administrator pursuant to Section 8 of the Administration Agreement, (c) remove the Servicer under the Sale and Servicing Agreement pursuant to Section 8.01 thereof or (d) except as expressly provided in the Basic Documents, sell the Receivables after the termination of the Indenture. The Owner Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the Owner.

Section 4.03              Action by the Owner with Respect to Bankruptcy. The Owner Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the prior written approval of the Owner and the Holders of not less than a majority of the Outstanding Amount of the Notes and the delivery to the Owner Trustee by the Owner of a certificate certifying that the Owner reasonably believes that the Trust is insolvent.

Section 4.04               Restrictions on the Owner’s Power. The Owner shall not direct the Owner Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligation of the Trust or the Owner Trustee under this Agreement or any of the Basic Documents or would be contrary to Section 2.03 nor shall the Owner Trustee be obligated to follow any such direction, if given.

Article V

Application of Trust Funds; Certain Duties

Section 5.01               Establishment of Certificate Distribution Account. The Paying Agent, for the benefit of the Certificateholder, shall establish with the Account Bank, and maintain in the name of the Trust, an Eligible Deposit Account (the “Certificate Distribution Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholder.

The Paying Agent shall possess all right, title and interest in all funds on deposit from time to time in the Certificate Distribution Account and in all proceeds thereof. Except as otherwise provided herein, the Certificate Distribution Account shall be under the sole dominion and control of the Paying Agent for the benefit of the Certificateholder. If, at any time, the Certificate Distribution Account ceases to be an Eligible Deposit Account, the Paying Agent (or the Depositor on behalf of the Paying Agent, if the Certificate Distribution Account is not then held by the Paying Agent or an affiliate thereof) shall within 10 Business Days following notification of such occurrence (or such longer period, not to exceed 30 calendar days, as to which the Rating Agency Condition is satisfied) establish a new Certificate Distribution Account as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Certificate Distribution Account.

Section 5.02               Application of Trust Funds.

(a)           On each Payment Date, the Paying Agent will distribute to the Certificateholder amounts deposited in the Certificate Distribution Account pursuant to Sections 5.04 and 5.05 of the Sale and Servicing Agreement on such Payment Date.

(b)           On each Payment Date, the Paying Agent shall make available on its website at [__] for the benefit of the Certificateholder the statement provided to the Indenture Trustee by the Servicer pursuant to Section 5.06(a) of the Sale and Servicing Agreement on such Payment Date.

(c)           Any Certificateholder shall be required to deliver to the Paying Agent, the Depositor and the Trust prior to the first Payment Date and at any time or times required by applicable law, (i) a correct, complete and properly executed U.S. Internal Revenue Service Form W-9, W-8BEN, W-8BEN-E, W-8ECI, W-8IMY or W-8EXP (with appropriate attachments), as applicable and (ii) any documentation that is required under FATCA or is otherwise necessary (in the sole determination of the Trust, the Depositor, the Paying Agent or other agent of the Trust, as applicable), to enable the Trust, the Depositor, the Paying Agent and any other agent of the Trust to determine their duties and liabilities with respect to any taxes they may be required to withhold pursuant to such Code sections in respect of such Certificate or the Certificateholder of such Certificate or beneficial interest therein. In addition, each holder of a Certificate will be deemed to understand that the Paying Agent has the right to withhold on amounts payable with respect to the Certificate or beneficial interest therein. In addition, each holder of a Certificate will be deemed to understand that the Paying Agent has the right to withhold on amounts payable with respect to the Certificate (without any corresponding gross-up)

if required. The Depositor hereby covenants with the Paying Agent that the Depositor will use reasonable efforts to provide the Paying Agent with sufficient information so as to enable the Paying Agent to determine whether or not the Paying Agent is obliged to make any FATCA withholding tax in respect of any payments with respect to a Certificate (and if applicable, to use reasonable efforts to provide the necessary detailed information to effectuate the FATCA withholding tax, such as setting forth applicable amounts to be withheld).

Section 5.03               Method of Payment. Subject to Section 9.01(c), distributions required to be made to the Certificateholder on any Payment Date shall be made to the Certificateholder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Payment Date or, if not, by check mailed to the Certificateholder at the address of the Certificateholder appearing in the Certificate Register.

Section 5.04               No Segregation of Monies; No Interest. Subject to Sections 5.01 and 5.02, monies received by the Paying Agent hereunder need not be segregated in any manner except to the extent required by law or the Sale and Servicing Agreement and may be deposited under such general conditions as may be prescribed by law, and the Paying Agent shall not be liable for any interest thereon.

Section 5.05               Accounting and Reports to the Owner, the Internal Revenue Service and Others.

(a)           The Owner Trustee (or the Administrator on its behalf pursuant to the Administration Agreement) shall (a) maintain (or cause to be maintained) the books of the Trust on a fiscal year basis using a 52 or 53 week fiscal year ending on the last Sunday in the reporting period (or such other period as may be required by applicable law or as otherwise determined by the Trust), with the first year ending [__], 20[__], and on the accrual method of accounting, (b) deliver to the Owner, as may be required by the Code and applicable Treasury Regulations, such information as may be required to enable the Owner to prepare its federal and state income tax returns, (c) file such tax returns relating to the Trust as directed by the Owner and make such elections as directed by the Owner as may from time to time be required or appropriate under any applicable State or federal statute or rule or regulation thereunder so as to maintain the Trust’s characterization as disregarded as a separate entity from the Owner for U.S. federal income tax purposes, and (d) in the event that during its term the Trust has more than one beneficial owner or member as determined for such purposes, deliver to each beneficial owner or member and file such returns as directed by the Owner to treat the Trust as a partnership.

(b)           By acceptance of its ownership interest in the Certificate, each beneficial owner agrees that in the event that the Trust is classified as a partnership for federal income tax purposes, the Depositor, for as long as it is the Owner, and thereafter, the largest percentage beneficial owner of the Certificate, shall be (i) the “tax matters partner” (within the meaning of Code Section 6231(a)(7) prior to the effectiveness of P.L. 114-74, the Bipartisan Budget Act of 2015) for applicable state and local tax purposes and (ii) the “partnership representative” within the meaning of Section 6223 of the Code, and the Trust will make the election described in

Section 6226 of the Code.  If the Trust is obligated to pay any amount to a governmental agency or body or to any other Person (or otherwise makes a payment) because of a Certificateholder’s status or otherwise specifically attributable to a Certificateholder (including any taxes arising under P.L. 114-74, the Bipartisan Budget Act of 2015, and changes to the Code relating thereto), then such Certificateholder shall, at the Trust’s sole election, either (i) pay the entire amount (including any interest, penalties and expenses associated with such payment) the Trust is obligated to pay because of such Certificateholder’s status or attributable to such Certificateholder to the Trust at least five days prior to the due date for such payment by the Trust, or (ii) promptly reimburse the Trust in full for the entire amount any and all such amounts paid by or on behalf of the Trust (including any interest, penalties and expenses associated with such payment).

Article VI

Authority and Duties of Owner Trustee

Section 6.01               General Authority. The Owner Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party, or any amendment thereto or other agreement, in each case, in such form as the Depositor shall approve as evidenced conclusively by the delivery of such certificates and documents to the Owner Trustee for the Owner Trustee’s execution thereof. In addition to the foregoing, the Owner Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Owner Trustee is further authorized from time to time to take such action as the Administrator directs in writing with respect to the Basic Documents and shall, upon the written direction of the Administrator, execute and deliver any amendments to this Agreement or any Basic Documents presented by the Administrator for execution and delivery by the Owner Trustee.

Section 6.02               General Duties. It shall be the duty of the Owner Trustee to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of this Agreement and the Basic Documents and to administer the Trust in the interest of the Owner, subject to the Basic Documents and in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Owner Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Owner Trustee hereunder or under any Basic Document, and the Owner Trustee shall not be liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement.

Section 6.03               Action upon Instruction.

(a)           Subject to Article IV, the Owner may, by written instruction, direct the Owner Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the Owner pursuant to Article IV.

(b)          The Owner Trustee shall not be required to take any action hereunder or under any Basic Document if the Owner Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Owner Trustee or is contrary to the terms hereof or of any Basic Document or is otherwise contrary to law.

(c)           Whenever the Owner Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Agreement or any Basic Document, the Owner Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the Owner requesting instruction as to the course of action to be adopted, and to the extent the Owner Trustee acts in good faith in accordance with any written instruction of the Owner received, the Owner Trustee shall not be liable on account of such action to any Person. If the Owner Trustee shall not have received appropriate instruction within ten days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interest of the Owner, and shall have no liability to any Person for such action or inaction.

(d)           In the event that the Owner Trustee is unsure as to the application of any provision of this Agreement or any Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Owner Trustee or is silent or is incomplete as to the course of action that the Owner Trustee is required to take with respect to a particular set of facts, the Owner Trustee may give notice (in such form as shall be appropriate under the circumstances) to the Owner requesting written instruction and, to the extent that the Owner Trustee acts or refrains from acting in good faith in accordance with any such written instruction received, the Owner Trustee shall not be liable, on account of such action or inaction, to any Person. If the Owner Trustee shall not have received appropriate written instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the Basic Documents, as it shall deem to be in the best interests of the Owner, and shall have no liability to any Person for such action or inaction.

Section 6.04               No Duties Except as Specified in This Agreement or in Instructions. The Owner Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Owner Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in any document or written instruction received by the Owner Trustee pursuant to Section 6.03; and no implied duties or obligations shall be read into this Agreement or any Basic Document against the Owner Trustee.

The Owner Trustee shall have no responsibility for the preparation, correctness, accuracy, existence, validity or perfection of any financing statement (or similar filing) or for filing any financing or continuation statement (or similar filing) in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Securities and Exchange Commission filing for the Trust or to record this Agreement or any Basic Document. The Trust Company nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Owner Trust Estate that result from actions by, or claims against, the Trust Company that are not related to the Trust Company’s role as Owner Trustee or the ownership or the administration of the Owner Trust Estate.

Section 6.05               No Action Except Under Specified Documents or Instructions. The Owner Trustee shall not manage, control, use, sell, dispose of, or otherwise deal with, any part of the Owner Trust Estate except (a) in accordance with the powers granted to and the authority conferred upon the Owner Trustee pursuant to this Agreement, (b) in accordance with the Basic Documents and (c) in accordance with any document or instruction delivered to the Owner Trustee pursuant to Section 6.03.

Section 6.06               Restrictions. The Owner Trustee shall not take any action (a) that is inconsistent with the purposes of the Trust set forth in Section 2.03 or (b) that, to the actual knowledge of a Responsible Officer of the Owner Trustee, would result in the Trust’s becoming taxable as a corporation for federal income tax purposes or (c) that is not in accordance with applicable law. The Owner shall not direct the Owner Trustee to take action that would violate the provisions of this Section. In no event shall the Trust elect to be treated as an association taxable as a corporation. No transfer of a Certificate shall be made to any Person unless (A) the Depositor and the Certificate Registrar has received a certificate from such Person to the effect that such Person is a United States Person within the meaning of Section 7701(a)(30) of the Code and (B) the Depositor, the Certificate Registrar, and the Indenture Trustee have received an opinion of counsel (which counsel is independent from the Depositor and the Trust) that such action shall not cause the Trust to be treated as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes and such transferee or assignee shall agree to take positions for tax purposes consistent with such opinion.

Article VII

Concerning the Owner Trustee

Section 7.01              Acceptance of Trusts and Duties. The Owner Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Owner Trustee also agrees to disburse all moneys actually received by it constituting part of the Owner Trust Estate upon the terms of the Basic Documents and this Agreement. The Owner Trustee shall not be answerable or accountable hereunder or under any Basic Document under any circumstances, except for (i) its own willful misconduct or negligence or (ii) the inaccuracy of any representation or warranty contained in

Section 7.03 expressly made by the Owner Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

(a)           the Owner Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Owner Trustee;

(b)           the Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the direction or instructions of the Administrator, the Depositor, the Indenture Trustee or the Owner;

(c)           no provision of this Agreement or any Basic Document shall require the Owner Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any Basic Document if the Owner Trustee shall have determined that repayment of such funds or indemnity reasonably satisfactory to the Owner Trustee against such risk or liability is not reasonably assured or provided to it;

(d)           under no circumstances shall the Owner Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

(e)           the Owner Trustee shall not be responsible or personally liable for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, accuracy, value or validity of any of the Owner Trust Estate or for or in respect of the validity or sufficiency of the Owner Trust Estate, the Basic Documents, the Certificate, other than the certificate of authentication on the Certificate, or any other related document supplied to the Owner Trustee and the Owner Trustee shall in no event assume or incur any liability, duty, or obligation to any Noteholder, the Owner, the Depositor or any other Person other than as expressly provided for herein and in the Basic Documents;

(f)            the Owner Trustee shall not be responsible or personally liable for or in respect of the enforceability of the Certificate;

(g)           the Owner Trustee shall not be responsible or personally liable for recording this Agreement or any Basic Document, for preparing or filing any financing or continuation statement in any public office at any time or otherwise perfecting or maintaining the perfection of any ownership or security interest or lien or for preparing or filing any tax, qualification to do business or securities law filing or report;

(h)           the Owner Trustee shall not be liable for, and shall have no duty to supervise or monitor, the action or inaction, default, misconduct or negligence of the Administrator, the Depositor, the Indenture Trustee or the Servicer or any agent appointed by any of them under any of the Basic Documents or otherwise and the Owner Trustee may assume performance by each of such parties absent written notice or actual knowledge of a Responsible Officer to the contrary, and the Owner Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the Basic Documents that are required to be performed by the Administrator under the Administration Agreement, the Indenture Trustee under the Indenture or the Servicer under the Sale and Servicing Agreement;

(i)            the Owner Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any disclosure litigation under this Agreement or otherwise or in relation to this Agreement or any Basic Document, at the request, order or direction of the Owner, unless the Owner has offered to the Owner Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Owner Trustee therein or thereby. The right of the Owner Trustee to perform any discretionary act enumerated in this Agreement or in any Basic Document shall not be construed as a duty, and the Owner Trustee shall not be answerable for such act other than its negligence or willful misconduct in the performance of any such act;

(j)            notwithstanding any Person’s right to instruct the Owner Trustee, except as required by law or regulation, neither the Owner Trustee nor any agent, employee, director or officer of the Owner Trustee shall have any obligation to execute any certificates or other documents required pursuant to the Sarbanes-Oxley Act of 2002 or the rules and regulations promulgated thereunder, and the refusal to comply with any such instructions shall not constitute a default or breach under any Basic Document;

(k)           in no event shall the Owner Trustee be liable for any damages in the nature of special, punitive, indirect or consequential losses or damages, however styled, including, without limitation, lost profits, or for any losses due to forces beyond the control of the Owner Trustee, including, without limitation, strikes, work stoppages, acts of war or terrorism, insurrection, revolution, epidemic or pandemic, nuclear or natural catastrophes or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services provided by unaffiliated third parties to the Owner Trustee;

(l)            the Owner Trustee shall not be deemed to have knowledge or notice of any event or information, including any Default or Event of Default, or be required to act upon any event or information (including the sending of any notice), unless written notice of such event or information is received by a Responsible Officer and such notice references the event or information. Absent written notice in accordance with this Section, the Owner Trustee may conclusively assume that no such event has occurred. The Owner Trustee shall have no obligation to inquire into, or investigate as to, the occurrence of any such event (including any Default or Event of Default). For purposes of determining the Owner Trustee’s responsibility and liability hereunder, whenever reference is made in this Agreement to any event (including, but not limited to, a Default or Event of Default), such reference shall be construed to refer only to such event of which the Owner Trustee has received written notice as described in this Section. Knowledge of the Owner Trustee shall not be attributed or imputed to the Owner Trustee’s other roles in the transaction;

(m)          the Owner Trustee shall not be required to investigate any claims of an alleged breach by any Person of a representation or warranty under any of the Basic Documents;

(n)           in connection with the remedy of the Owner Trustee to enforce the obligations of JDCC under the Purchase Agreement pursuant to Section 3.02 of the Sale and Servicing Agreement, the Owner Trustee shall have no obligation to take any action or omit to take any action unless it is directed to do so by the Depositor and the Depositor shall have offered to the Owner Trustee security or indemnity satisfactory to it against the reasonable costs, expenses, disbursements and advances that might be incurred by it, its agents and its counsel in compliance with such direction; and

(o)           In no event shall the Owner Trustee have any responsibility to monitor compliance with or enforce compliance with the credit risk retention requirements for asset-backed securities or other rules or regulations relating to risk retention. The Owner Trustee shall not be charged with knowledge of such rules, nor shall it be liable to any Noteholder, Certificateholder, the Depositor, the Servicer or any other Person for violation of such rules now or hereafter in effect. The Owner Trustee shall not be required to monitor, initiate or conduct any proceedings to enforce the obligations of the Trust, the Depositor, the Servicer or any other Person with respect to any breach of representation or warranty under any transaction document and the Owner Trustee shall not have any duty to conduct any investigation as to the occurrence of any condition requiring the repurchase or substitution of any Receivable by any Person pursuant to any transaction document.

Section 7.02               Furnishing of Documents.

(a)           The Owner Trustee shall furnish to the Owner, promptly upon receipt of a written reasonable request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Owner Trustee and in its possession under the Basic Documents.

(b)          The Owner Trustee shall provide prompt notice to the John Deere Parties of all demands communicated to the Owner Trustee for the repurchase or replacement of any Receivable for breach of the representations and warranties concerning such Receivable. The Owner Trustee shall, upon written request of either John Deere Party, provide notification to the John Deere Parties with respect to any actions taken by the Owner Trustee or determinations made by the Owner Trustee, in each case with respect to any such demand communicated to the Owner Trustee in respect of any Receivables, such notifications to be provided by the Owner Trustee as soon as practicable and in any event within five Business Days of such request or such other time frame as may be mutually agreed to by the Owner Trustee and the applicable John Deere Party. Such notices shall be provided to the John Deere Parties at (i) John Deere Capital Corporation, P.O. Box 5328, Madison, Wisconsin, 53705-0328, Attention: Manager (800-438-7394), and in each case, with a copy to Assistant Treasurer, Deere & Company, One John Deere Place, Moline, Illinois 61265-8098 (309-748-5252), or at such other address or by such other means of communication as may be specified by John Deere Capital Corporation to the Owner Trustee from time to time, and (ii) John Deere Receivables LLC, P.O. Box 5328, Madison, Wisconsin, 53705-0328, Attention: Manager (800-438-7394), and in each case, with a copy to Assistant Treasurer, Deere & Company, One John Deere Place, Moline, Illinois 61265-8098 (309-748-5252), or at such other address or by such other means of communication as may be specified by John Deere Receivables LLC to the Owner Trustee from time to time.

The Owner Trustee acknowledges and agrees that the purpose of this Section 7.02(b) is to facilitate compliance by the John Deere Parties with the Repurchase Rules and Regulations. The Owner Trustee acknowledges that interpretations of the requirements of the Repurchase Rules and Regulations may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with reasonable requests made by the John Deere Parties in good faith for delivery of information under these provisions on the basis of evolving interpretations of the Repurchase Rules and Regulations. The Owner Trustee shall cooperate fully with the John Deere Parties to deliver any and all records and any other information necessary in the good faith determination of the John Deere Parties to permit them to comply with the provisions of the Repurchase Rules and Regulations.

Section 7.03               Representations and Warranties. The Owner Trustee hereby represents and warrants to the Depositor, for the benefit of the Owner, that:

(a)           it is a [__] duly organized and validly existing in good standing under the laws of [the United States of America] / [the State of [__]] and it has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement;

(b)           it has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf; and

(c)           neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby, nor compliance by it with any of the terms or provisions hereof, will contravene any federal or Delaware state law, governmental rule or regulation governing the [__] or trust powers of the Owner Trustee, or constitute any default under its charter documents or by-laws.

Section 7.04               Reliance; Advice of Counsel.

(a)           The Owner Trustee shall incur no liability to anyone in acting upon any signature, instrument, direction, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Owner Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof request and rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b)           In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the Basic Documents, the Owner Trustee (i) may act directly or through its agents, affiliates or attorneys pursuant to agreements entered into with any of them, and the Owner Trustee shall not be liable for the action, inaction, supervision, conduct or misconduct of such agents, affiliates or attorneys if such agents or attorneys (other than affiliates) shall have been selected by the Owner Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons and not contrary to this Agreement or any Basic Document.

Section 7.05               Not Acting in Individual Capacity. Except as provided in this Article VII, in accepting the trusts hereby created, [__] acts solely as Owner Trustee hereunder and not in its individual capacity and all Persons having any claim against the Owner Trustee by reason of the transactions contemplated by this Agreement or any Basic Document shall look only to the Owner Trust Estate for payment or satisfaction thereof.

Section 7.06               Owner Trustee Not Liable for Certificate or Receivables. The recitals contained herein and in the Certificate (other than the signature of the Owner Trustee on the Certificate and its representations and warranties in Section 7.03) shall be taken as the statements of the Depositor and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Agreement, of any Basic Document or of the Certificate (other than the signature of the Owner Trustee on the Certificate) or the Notes, or of any Receivable or related documents. The Owner Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Receivable, or the perfection and priority of any security interest created by any Receivable in any Financed Equipment or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to the Certificateholder under this Agreement or the Noteholders under the Indenture, including, without limitation: the existence, condition and ownership of any Financed Equipment; the existence and enforceability of any insurance thereon; the existence and contents of any Receivable on any computer or other record thereof; the validity of the assignment of any Receivable to the Trust or of any intervening assignment; the completeness of any Receivable; the performance or enforcement of any Receivable; the compliance by the Depositor or the Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action or inaction of the Administrator, the Indenture Trustee or the Servicer or any sub-servicer taken in the name of the Owner Trustee. For the avoidance of doubt, the Owner Trustee shall not be responsible in any way for determining whether a document defect exists or whether a breach of representation or warranty has occurred (including whether such defect or breach is material).

Section 7.07               Owner Trustee May Own Notes. The Owner Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may deal with the Depositor, the Administrator, the Indenture Trustee and the Servicer in banking transactions with the same rights as it would have if it were not the Owner Trustee.

Article VIII

Compensation of Owner Trustee

Section 8.01               Owner Trustee’s Fees and Expenses. The Owner Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Depositor and the Owner Trustee, and the Owner Trustee shall be entitled to be reimbursed by the Depositor for its other reasonable expenses hereunder, including any and all costs related to amendments, supplements and petitioning any court and the reasonable compensation, expenses and disbursements of such agents, representatives, experts and counsel as the Owner Trustee may employ in connection with the exercise and performance of its rights and its duties hereunder.

Section 8.02               Indemnification. The Depositor shall be liable as primary obligor for, and shall indemnify the Owner Trustee and its successors, assigns, agents (including the Certificate Registrar and the Paying Agent) and servants (collectively, the “Indemnified Parties”) from and against, any and all liabilities, obligations, losses, costs, damages, taxes, claims, actions and suits, and any and all reasonable fees, costs, expenses and disbursements (including any reasonable legal fees, costs, and expenses and court costs incurred in connection with any enforcement (including any action, claim, or suit brought) by an Indemnified Party of any indemnification or other obligation of the Depositor) of any kind and nature whatsoever (collectively, “Expenses”) which may at any time be imposed on, incurred by, or asserted against the Owner Trustee or any Indemnified Party in any way relating to or arising out of this Agreement, the Basic Documents, the Owner Trust Estate, the administration of the Owner Trust Estate or the action or inaction of the Owner Trustee or any other Indemnified Party hereunder, except only that the Depositor shall not be liable for or required to indemnify the Owner Trustee from and against Expenses arising or resulting from any of the matters described in the third sentence of Section 7.01. The indemnities contained in this Section shall survive the resignation or removal of the Owner Trustee or the termination or assignment of this Agreement. In any event of any claim, action or proceeding for which indemnity will be sought pursuant to this Section, the Owner Trustee’s choice of legal counsel shall be subject to the approval of the Depositor, which approval shall not be unreasonably withheld.

Section 8.03               Payments to the Owner Trustee. Any amounts paid to the Owner Trustee pursuant to this Article VIII shall be deemed not to be a part of the Owner Trust Estate immediately after such payment.

Article IX

Termination of Trust Agreement

Section 9.01               Termination of Trust Agreement.

(a)           The Trust shall dissolve and terminate in accordance with Sections 3808(d) and (e) of the Trust Statute (i) upon the final distribution by the Owner Trustee of all moneys or other property or proceeds of the Owner Trust Estate in accordance with the terms of the Indenture, the Sale and Servicing Agreement and Article V or (ii) at the time provided in Section 9.02. Any money or other property held as part of the Owner Trust Estate following such distribution (and following a final distribution of proceeds from a sale under Section 9.02) shall be distributed to the Depositor.

(b)           Except as provided in Section 9.01(a), neither the Depositor nor the Owner shall be entitled to revoke or terminate the Trust.

(c)         Notice of any dissolution of the Trust, specifying the Payment Date upon which the Certificateholder shall surrender its Certificate to the Paying Agent for payment of the final distribution and cancellation, shall be given by the Owner Trustee by letter to the Certificateholder mailed within five Business Days of receipt of notice of such termination from the Servicer given pursuant to Section 9.01(c) of the Sale and Servicing Agreement, stating (i) the Payment Date upon or with respect to which final payment of the Certificate shall be made upon presentation and surrender of the Certificate at the office of the Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Certificate at the office of the Paying Agent therein specified. The Owner Trustee shall give such notice to the Certificate Registrar (if other than the Owner Trustee) and the Paying Agent at the time such notice is given to the Certificateholder. Upon presentation and surrender of the Certificate, the Paying Agent shall cause to be distributed to the Certificateholder amounts distributable on such Payment Date pursuant to Section 5.02.

In the event that the Certificateholder shall not surrender its Certificate for cancellation within six months after the date specified in the above mentioned written notice, the Owner Trustee shall give a second written notice to the Certificateholder to surrender its Certificate for cancellation and receive the final distribution with respect thereto. If within one year after the second notice the Certificate shall not have been surrendered for cancellation, the Owner Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the Certificateholder concerning surrender of its Certificate, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies shall be distributed by the Owner Trustee to the Depositor (subject to applicable escheatment laws).

(d)           Upon the winding up of the Trust and satisfaction of all obligations in accordance with Section 3808 of the Trust Statute, the Owner Trustee shall cause the Certificate of Trust to be canceled by filing a certificate of cancellation with the Secretary of State in accordance with the provisions of Section 3810 of the Trust Statute and the Trust shall terminate and this Agreement (other than Article VIII) shall be of no further force or effect.

Section 9.02               Dissolution upon Bankruptcy of the Depositor. In the event that an Insolvency Event shall occur with respect to the Depositor, the Trust shall be dissolved (in accordance with Section 9.01) 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the Owner Trustee shall have received written instructions from each of the Noteholders, to the effect that each such party disapproves of the liquidation of the Receivables and termination of the Trust. Promptly after the occurrence of any Insolvency Event with respect to the Depositor, (i) the Depositor shall give the Indenture Trustee and the Owner Trustee written notice of such Insolvency Event, (ii) the Owner Trustee shall, upon the receipt of such written notice from the Depositor, give prompt written notice to the Certificateholder and the Indenture Trustee of the occurrence of such event and (iii) the Indenture Trustee shall, upon receipt of written notice of such Insolvency Event from the Owner Trustee or the Depositor, give prompt written notice to the Noteholders of the occurrence of such event; provided, however, that any failure to give a notice required by this sentence shall not prevent or delay, in any manner, a dissolution of the Trust pursuant to the first sentence of this Section 9.02. Upon a dissolution pursuant to this Section, the Owner Trustee shall direct the Indenture Trustee promptly to sell the assets of the Trust (other than the Trust Accounts) in a commercially reasonable manner and on commercially reasonable terms. The proceeds of such a sale of the assets of the Trust shall be treated as collections under the Sale and Servicing Agreement.

Article X

Successor Owner Trustees and Additional Owner Trustees

Section 10.01             Eligibility Requirements for Owner Trustee. The Owner Trustee shall at all times be a Person satisfying the provisions of Section 3807(a) of the Trust Statute; authorized to exercise corporate trust powers; and having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal or State authorities. If such Person shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of this Section, the Owner Trustee shall resign immediately in the manner and with the effect specified in Section 10.02.

Section 10.02             Resignation or Removal of Owner Trustee. The Owner Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator; provided, however, that such resignation and discharge shall only be effective upon the appointment of a successor Owner Trustee. The Owner Trustee shall provide to the Seller in writing and in form and substance reasonably satisfactory to the Seller, all information reasonably requested by the Seller in order to comply with its reporting obligation under the Exchange Act with respect to the resignation of the Owner Trustee. Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Owner Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Owner Trustee and one copy to the successor Owner Trustee. If no successor Owner Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Owner Trustee may petition any court of competent jurisdiction for the appointment of a successor Owner Trustee.

If at any time the Owner Trustee shall cease to be eligible in accordance with the provisions of Section 10.01 and shall fail to resign after written request therefor by the Administrator, or if at any time the Owner Trustee shall be legally unable to act, or shall be adjudged bankrupt or insolvent, or a receiver of the Owner Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Owner Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Administrator may remove the Owner Trustee. If at any time the Owner Trustee shall fail to comply with any of its obligations under Section 10.02 or Section 10.04 of this Agreement or Section 4.16 of the Sale and Servicing Agreement during the period that the Seller is required to file Exchange Act Reports with respect to the Trust and such failure is not remedied within the lesser of ten calendar days and the period of time in which the related Exchange Act Report is required to be filed (without taking into account any extensions), then the Seller may remove the Owner Trustee. If the Administrator or Seller shall remove the Owner Trustee under the authority of the two immediately preceding sentences, the Administrator shall promptly appoint a successor Owner Trustee, by written instrument, in triplicate, one copy of which instrument shall be delivered to the outgoing Owner Trustee so removed, one copy to the successor Owner Trustee, and one copy to the Seller, together with the basis for removal and shall pay all fees owed to the outgoing Owner Trustee.

Any resignation or removal of the Owner Trustee and appointment of a successor Owner Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Owner Trustee pursuant to Section 10.03 and payment of all fees and expenses owed to the outgoing Owner Trustee. The Administrator shall provide notice of such resignation or removal of the Owner Trustee to each of the Rating Agencies.

The Depositor shall pay all expenses associated with replacing the Owner Trustee with a successor owner trustee, unless the removal is a result of the willful misconduct or negligence of the Owner Trustee, in which case, such expenses will be the responsibility of the replaced Owner Trustee.

Section 10.03             Successor Owner Trustee. Any successor Owner Trustee appointed pursuant to Section 10.02 shall execute, acknowledge and deliver to the Administrator and to its predecessor Owner Trustee an instrument accepting such appointment under this Agreement and deliver to the Seller in writing and in form and substance reasonably satisfactory to the Seller, all information reasonably requested by the Seller in order to comply with its reporting obligation under the Exchange Act with respect to the successor Owner Trustee, and thereupon the resignation or removal of the predecessor Owner Trustee shall become effective and such successor Owner Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties, and obligations of its predecessor under this Agreement and the Sale and Servicing Agreement, with like effect as if originally named as Owner Trustee. The predecessor Owner Trustee shall upon payment of its fees and expenses deliver to the successor Owner Trustee all documents and statements and monies held by it under this Agreement; and the Administrator and the predecessor Owner Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Owner Trustee all such rights, powers, duties, and obligations.

No successor Owner Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Owner Trustee shall be eligible pursuant to Section 10.01.

Upon acceptance of appointment by a successor Owner Trustee pursuant to this Section, the Administrator shall mail notice of the successor of such Owner Trustee to all Certificateholders, the Indenture Trustee, the Noteholders and shall make such notice available to the Rating Agencies. If the Administrator shall fail to mail such notice within 10 days after acceptance of appointment by the successor Owner Trustee, the Depositor shall cause such notice to be mailed at the expense of the Administrator.

Section 10.04             Merger or Consolidation of Owner Trustee. Any Person into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any

Person resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Owner Trustee, shall be the successor of the Owner Trustee hereunder, provided that such Person shall be eligible pursuant to Section 10.01, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided further that the Owner Trustee shall mail notice of such merger or consolidation to the Administrator, which shall make such notice available to the Rating Agencies, and that the Owner Trustee will provide the Seller in writing and in form and substance reasonably satisfactory to the Seller, all information reasonably requested by the Seller in order to comply with its reporting obligation under the Exchange Act with respect to the successor Owner Trustee.

Section 10.05             Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Owner Trust Estate or any Financed Equipment may at the time be located, or for enforcement or conflict of interest matters, the Administrator and the Owner Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Owner Trustee to act as co-trustee, jointly with the Owner Trustee, or separate trustee or separate trustees, of all or any part of the Owner Trust Estate, and to vest in such Person, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Owner Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Owner Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to Section 10.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.03. A co-trustee or separate trustee appointed hereunder is not an agent of the Owner Trustee.

Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(a)           all rights, powers, duties, and obligations conferred or imposed upon the Owner Trustee shall be conferred upon and exercised or performed by the Owner Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Owner Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the written direction of the Owner Trustee;

(b)           no trustee under this Agreement shall be personally liable by reason of the appointment or any act or omission of any other trustee under this Agreement; and

(c)           the Administrator and the Owner Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Owner Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Owner Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Owner Trustee. Each such instrument shall be filed with the Owner Trustee and a copy thereof given to the Administrator.

Any separate trustee or co-trustee may at any time appoint the Owner Trustee, as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Owner Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

Article XI

Miscellaneous

Section 11.01             Supplements and Amendments. This Agreement may be amended by the Depositor and the Owner Trustee, without the consent of any of the Noteholders or the Certificateholder, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholder; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder or the Certificateholder, provided further that 10 days’ (or, in the case of Fitch, 10 Business Days’) prior written notice of any such amendment be made available to each Rating Agency by the Administrator and, if Moody’s notifies the Owner Trustee that such amendment will result in a downgrading or withdrawal of the then-current rating of any class of the Notes, such amendment shall become effective with the consent of the Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes; provided further that any solicitation of such consent shall disclose the downgrading or withdrawal that would result from such amendment.

This Agreement may also be amended from time to time by the Depositor and the Owner Trustee, with prior written notice made available to the Rating Agencies by the Administrator, with the consent of the Holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes and the consent of the Certificateholder (which consents will not be unreasonably withheld) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or the Certificateholder; provided, however, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that shall be required to be made for the benefit of the Noteholders or the Certificateholder or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes required to consent to any such amendment or eliminate the consent of the Certificateholder to any such amendment, without the consent of the holders of all the outstanding Notes and the Certificate.

Promptly after the execution of any such amendment or consent, the Owner Trustee shall furnish written notification of the substance of such amendment or consent to the Certificateholder, the Indenture Trustee and the Administrator, which shall make such notification available to each of the Rating Agencies.

It shall not be necessary for the consent of the Certificateholder, the Noteholders or the Indenture Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

Promptly after the execution of any amendment to the Certificate of Trust, the Owner Trustee shall cause the filing of such amendment with the Secretary of State.

Prior to the execution of any amendment to this Agreement or the Certificate of Trust, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement and that all conditions precedent to the execution of such amendment have been satisfied. The Owner Trustee may, but shall not be obligated to, enter into any such amendment which affects the Owner Trustee’s own rights, duties or immunities under this Agreement or otherwise.

Section 11.02             No Legal Title to Owner Trust Estate in the Owner. The Owner shall not have legal title to any part of the Owner Trust Estate. The Owner shall be entitled to receive distributions with respect to its undivided ownership interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title, and interest of the Owner to and in its ownership interest in the Owner Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Owner Trust Estate.

Section 11.03             Limitations on Rights of Others. Except for Section 2.07, the provisions of this Agreement are solely for the benefit of the Owner Trustee, the Depositor, the Owner, the Administrator and, to the extent expressly provided herein, the Indenture Trustee and the Noteholders and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Owner Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

Section 11.04             Notices.

(a)           Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Owner Trustee shall be deemed given only upon actual receipt by the Owner Trustee), if to the Owner Trustee, addressed to the address set forth in clause (i) of the definition of Corporate

Trust Office; if to the Certificate Registrar or Paying Agent, addressed to the address set forth in clause (ii) of the definition of Corporate Trust Office, such notice deemed given only upon receipt; if to the Depositor, addressed to John Deere Receivables LLC, P.O. Box 5328, Madison, Wisconsin, 53705-0328, Attention of Manager, and in each case, with a copy to Deere & Company, One John Deere Place, Moline, Illinois 61265, Attention: Treasury Department, Assistant Treasurer, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

(b)           Any notice required or permitted to be given to the Certificateholder shall be given by first class mail, postage prepaid, at the address of the Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

Section 11.05             Severability. Any provision of this Agreement or the Certificate that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 11.06             Electronic Signatures; Separate Counterparts. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any other similar state laws based on the Uniform Electronic Transactions Act, and this Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC, in each case to the extent applicable (collectively, “Signature Law”). Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings and authentication of securities when required under the Trust Statute, the UCC or other Signature Law due to the character or intended character of the writings.

Section 11.07             Successors and Assigns. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Depositor, the Owner Trustee and its successors and the Owner and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by the Owner shall bind the successors and assigns of the Owner.

Section 11.08             Covenant of the Depositor. In the event that any litigation with claims in excess of $1,000,000 to which the Depositor is a party which shall be reasonably likely to result in a material judgment against the Depositor that the Depositor will not be able to satisfy shall be commenced by the Owner (when the Owner is not the Depositor), during the period beginning nine months following the commencement of such litigation and continuing until such litigation is dismissed or otherwise terminated (and, if such litigation has resulted in a final judgment against the Depositor, such judgment has been satisfied) the Depositor shall not pay any dividend to JDCC, or make any distribution on or in respect of its capital stock to JDCC, or repay the principal amount of any indebtedness of the Depositor held by JDCC, unless (i) after giving effect to such payment, distribution or repayment, the Depositor’s liquid assets shall not be less than the amount of actual damages claimed in such litigation or (ii) the Rating Agency Condition shall have been satisfied with respect to any such payment, distribution or repayment. The Depositor further agrees that prior to the termination of the Trust, it shall not revoke, modify or otherwise amend any agreements with JDCC in effect on the Closing Date in any manner that would adversely affect the rights of the Depositor to receive from JDCC contributions of capital or payments on demand pursuant to such agreements. The Depositor further covenants and agrees that it will not enter into any transaction or take any action (other than any transaction or action contemplated by this Agreement or any of the Basic Documents) if, as a result of such transaction or action, any rating of either the Notes or the Certificate by any of the Rating Agencies would be downgraded or withdrawn.

Section 11.09            No Petition. The Owner Trustee on behalf of the Trust, the Certificateholder, by accepting a Certificate, and the Indenture Trustee and each Noteholder by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Depositor, or join in any institution against the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any U.S. federal or State bankruptcy or similar law in connection with any obligations relating to the Certificate, the Notes, this Agreement or any of the Basic Documents.

Section 11.10            No Recourse. The Certificateholder, by accepting a Certificate, acknowledges that such Certificateholder’s Certificate represents beneficial interests in the Trust only and does not represent interests in or obligations of the Seller, the Servicer, the Administrator, the Owner Trustee, the Indenture Trustee or any Affiliate thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Certificate or the Basic Documents.

Section 11.11             Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 11.12             GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

Section 11.13             WAIVER OF JURY TRIAL. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.14            Depositor Payment Obligation. The Depositor shall be responsible for payment of the Administrator’s fees under the Administration Agreement and shall reimburse the Administrator for all expenses and liabilities of the Administrator incurred thereunder.

Section 11.15            Administrator. The Administrator is authorized to execute on behalf of the Trust all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust to prepare, file or deliver pursuant to the Basic Documents. Upon request, the Owner Trustee shall execute and deliver to the Administrator a power of attorney appointing the Administrator the agent and attorney in fact of the Trust to execute all such documents, reports, filings, instruments, certificates and opinions.

Section 11.16             Communication with Rating Agencies. If the Owner Trustee shall receive any written or oral communication from any Rating Agency (or any of their respective officers, directors or employees) with respect to the transactions contemplated hereby or under the Basic Documents or in any way relating to the Notes, the Owner Trustee agrees to refrain from communicating with such Rating Agency and to promptly (and, in any event, within one Business Day) notify the Administrator of such communication. The Owner Trustee agrees to coordinate with the Administrator with respect to any communication to a Rating Agency and further agrees that in no event shall the Owner Trustee engage in any oral communication with respect to the transactions contemplated hereby or under the Basic Documents or in any way relating to the Notes with any Rating Agency (or any of their respective officers, directors or employees) without the participation of the Administrator.

The Owner Trustee will not be responsible for delays attributable to the Administrator’s failure to deliver any information related to any communication with a Rating Agency (with respect to this section, the “Information”), defects in the Information supplied to the Rating Agency or Administrator or other circumstances beyond the control of the Owner Trustee. The Owner Trustee shall be under no obligation to make any determination as to the veracity or applicability of any Information provided to it, or whether any such Information is required to be maintained on a website or other public medium.

Section 11.17             AML Law Compliance. The parties hereto acknowledge that in accordance with laws, regulations and executive orders of the United States or any state or political subdivision thereof as are in effect from time to time applicable to financial institutions relating to the funding of terrorist activities and money laundering, including without limitation the USA Patriot Act (Pub. L. 107-56) and regulations promulgated by the Office of Foreign Assets Control (collectively, “AML Law”), the Owner Trustee and Paying Agent are required to obtain, verify, and record information relating to individuals and entities that establish a business relationship or open an account with the Owner Trustee or Paying Agent. Each party hereby agrees that it shall provide the Owner Trustee and Paying Agent with such identifying information and documentation as the Owner Trustee or Paying Agent may request in writing from time to time in order to enable the Owner Trustee and Paying Agent to comply with all applicable requirements of the AML Law. In addition to the Owner Trustee’s obligations under AML Law, the Corporate Transparency Act (31 U.S.C. § 5336) and its implementing regulations (collectively, the “CTA” and together with AML Law, “Applicable AML Law”), may require the Trust to file reports with the U.S. Financial Crimes Enforcement Network after the date of this Agreement. It shall be the Depositor’s and Owner’s duty and not the Owner Trustee’s duty to cause the Trust to make such filings and to cause the Trust to comply with its obligations under the CTA, if any. The parties hereto agree that for purposes of Applicable AML Law, the Owners are and shall be deemed to be the sole direct owners of the Trust, acknowledge that the Owner Trustee acts solely as a directed trustee at the direction of the Owners hereunder and that one or more senior officers or other individuals affiliated with the Owners are and shall deemed to be the parties with the power and authority to exercise substantial control over the Trust.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

[__],
as Owner Trustee,

By:
Name:
Title:

JOHN DEERE RECEIVABLES LLC, as Depositor,

By:
Name:
Title:

Acknowledged, Accepted and Agreed:

[__],
not in its individual capacity but solely as Certificate Registrar and Paying Agent,

By:
Name:
Title:

EXHIBIT A

NUMBER

R-1

SEE REVERSE FOR CERTAIN DEFINITIONS

JOHN DEERE OWNER TRUST 20[__]

ASSET BACKED CERTIFICATE

evidencing an undivided beneficial interest in the Trust, as defined below, the property of which includes a pool of equipment retail installment sale and loan contracts secured by new and used agricultural and construction equipment and sold to the Trust (as defined below) by John Deere Receivables LLC.

(This Certificate does not represent an interest in or obligation of John Deere Receivables LLC, John Deere Capital Corporation, Deere & Company or any of their respective affiliates, except to the extent described below.)

THIS CERTIFIES THAT John Deere Receivables LLC is the registered owner of the undivided beneficial interest in John Deere Owner Trust 20[__] (the “Trust”) formed by John Deere Receivables LLC, a Nevada limited liability company (the “Seller”).

THIS CERTIFICATE IS NOT TRANSFERABLE.

CERTIFICATE OF AUTHENTICATION

This is the Certificate referred to in the within-mentioned Trust Agreement.

[__],
as Owner Trustee

By:

or

[__],
as Certificate Registrar and Paying Agent

By:

The Trust was created pursuant to a Trust Agreement dated as of [__], 20[__] (the “Trust Agreement”), between the Depositor and [__], as owner trustee (the “Owner Trustee”), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement or the Sale and Servicing Agreement to be dated as of [__], 20[__] (the “Sale and Servicing Agreement”), among the Trust, the Seller and John Deere Capital Corporation, as servicer (the “Servicer”), as applicable.

This Certificate is the duly authorized Certificate designated as the “Asset Backed Certificate” (herein called the “Certificate”). Also issued under the Indenture, to be dated as of [__], 20[__], between the Trust and [__], as Indenture Trustee, are the Class A-1 [__]% Asset Backed Notes, the Class A-2[A] [__]% Asset Backed Notes, [the Class A-2B [Benchmark] plus [__]% Floating Rate Asset Backed Notes,] the Class A-3 [__]% Asset Backed Notes [and/,] the Class A-4 [__]% Asset Backed Notes [and the Class B [__]% Asset Backed Notes] (collectively, the “Notes”). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a pool of retail installment sale and loan contracts for agricultural and construction equipment (the “Receivables”), all monies received after [__], 20[__] from payments on the Receivables, security interests in the equipment financed thereby, certain bank accounts and the proceeds thereof, proceeds from claims on certain insurance policies and certain other rights under the Trust Agreement and the Sale and Servicing Agreement, all right, title, and interest of the Seller in and to the Purchase Agreement, to be dated as of [__], 20[__], between John Deere Capital Corporation and the Seller and all proceeds of the foregoing. The rights of the holders of the Certificate are subordinated to the rights of the holders of the Notes, as set forth in the Sale and Servicing Agreement.

Under the Trust Agreement, there will be distributed on the 15th day of each month or, if such day is not a Business Day, the next Business Day (the “Payment Date”), commencing on [__], 20[__], to the person in whose name this Certificate is registered at the close of business on the last day of the month (the “Record Date”) immediately preceding the month in which such Payment Date occurs the Certificateholder’s undivided interest in the amount to be distributed to the Certificateholder on such Payment Date.

The holder of this Certificate acknowledges and agrees that its rights to receive distributions in respect of this Certificate are subordinated to the rights of the Noteholders as described in the Sale and Servicing Agreement and the Indenture.

It is the intention of the parties that the Trust will be disregarded as an entity separate from the Certificateholder for U.S. federal income tax purposes.

The Certificateholder, by its acceptance of a Certificate, covenants and agrees that the Certificateholder will not at any time institute against the Seller, or join in any institution against the Seller of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any U.S. federal or State bankruptcy or similar law in connection with any obligations relating to the Certificate, the Notes, the Trust Agreement or any of the Basic Documents.

Distributions on this Certificate will be made as provided in the Trust Agreement by the Paying Agent by wire transfer or check mailed to the Certificateholder of record in the Certificate Register without the presentation or surrender of this Certificate or the making of any notation hereon. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency maintained for the purpose by the Owner Trustee.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee, by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Certificate to be duly executed.

JOHN DEERE OWNER TRUST 20[__]

By: [__],
not in its individual capacity but solely as Owner Trustee

Dated: [__], [__]	By:

(Reverse of Certificate)

The Certificate does not represent an obligation of, or an interest in, the Seller, the Servicer, Deere & Company, the Indenture Trustee, the Owner Trustee or any affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement or the Basic Documents. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Receivables (and certain other amounts), all as more specifically set forth herein and in the Sale and Servicing Agreement. The Certificate is limited in right of payment to certain collections and recoveries respecting the Receivables, all as more specifically set forth in the Sale and Servicing Agreement. A copy of each of the Sale and Servicing Agreement and the Trust Agreement may be examined during normal business hours at the principal office of the Seller, and at such other places, if any, designated by the Seller, by the Certificateholder upon written request.

The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller and the rights of the Certificateholder under the Trust Agreement at any time by the Seller and the Owner Trustee with the consent of the holders of the Notes voting as a class evidencing not less than a majority of the outstanding Notes and the consent of the Certificateholder (which consents shall not be unreasonably withheld). Any such consent by the holder of this Certificate shall be conclusive and binding on the holder of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the holder of the Certificate.

As provided in the Trust Agreement, this Certificate is nontransferable. The initial Certificate Registrar appointed under the Trust Agreement is [__].

The Certificate is issuable only as a registered Certificate without coupons. As provided in the Trust Agreement and subject to certain limitations therein set forth, the Certificate is exchangeable for new Certificates evidencing the same undivided beneficial interest in the Trust, as requested by the holder surrendering the same. No service charge will be made for any such exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the payment to the Certificateholder of all amounts required to be paid to it pursuant to the Trust Agreement and the Sale and Servicing Agreement and the disposition of all property held as part of the Trust. The Servicer of the Receivables may at its option purchase the corpus of the Trust at a price specified in the Sale and Servicing Agreement, and such purchase of the Receivables and other property of the Trust will effect early retirement of the Certificate; however, such right of purchase is exercisable only as of the last day of any Collection Period as of which the note value is less than or equal to 10% of the initial note value of the Receivables.

EXHIBIT B

CERTIFICATE OF TRUST

OF

JOHN DEERE OWNER TRUST 20[__]

THIS Certificate of Trust of John Deere Owner Trust 20[__] (the “Trust”) is being filed to form a statutory trust under the Delaware Statutory Trust Act (12 Del. Code, Section 3801 et seq.) (the “Act”).

1.             Name. The name of the statutory trust formed hereby is John Deere Owner Trust 20[__].

2.             Delaware Trustee. The name and address of the trustee of the Trust with a principal place of business in the State of Delaware are [__], [__].

3.             This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

[__],
not in its individual capacity but solely as trustee of the Trust.

By:
Name:
Title:

B-1